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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We consent to the inclusion in this Amendment No. 5 to the registration statement on Form S-1 (File No. 333-21823) of our report, which includes an explanatory paragraph with respect to a change in the Company's method of accounting for mortgage servicing rights, dated February 21, 1997 on our audit of the consolidated financial statements of IMC Mortgage Company and Subsidiaries. We also consent to the reference to our firm under the captions "Summary Consolidated Financial Data," "Selected Consolidated Financial Data," and "Experts."

                                   /s/ COOPERS & LYBRAND, LLP

Tampa, Florida
April 22, 1997


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